UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Item 9.01. Financial Statements and Exhibits.	1

Signatures	2

Exhibits

PURPOSE OF FILING

The purpose of this filing is to report that: (i) Jonathan J. Judge was appointed to our Board of Directors on December 8, 2008; and (ii) the Employment Agreement with Steven W. Alesio, our Chairman and CEO, was amended as a result of new regulations promulgated under Section 409A of the Internal Revenue Code.

(i)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2008, we issued a press release announcing that Jonathan J. Judge was appointed to our Board of Directors on December 8, 2008. Mr. Judge will receive the standard compensation amounts payable to non-employee directors in 2008 as described in our Proxy Statement, including an initial stock option grant in connection with his appointment, and he will enter into our standard form of Indemnification Agreement.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

On December 8, 2008, we entered into Amendment No. 3 to the Employment Agreement, dated as of December 31, 2004, by and between Steven W. Alesio, our Chairman and Chief Executive Officer, and the Company, to incorporate changes to the agreement as a result of new regulations promulgated under Section 409A of the Internal Revenue Code. The other terms and conditions of the agreement remain the same.

A copy of Amendment No. 3 to the Employment Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated December 9, 2008

99.2	Amendment No. 3 to the Employment Agreement with Steven W. Alesio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz
Senior Vice President, General Counsel and Corporate Secretary

DATE: December 9, 2008